investor presentation • First Quarter 2022 Exhibit 99.1

forward looking statements disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

forward looking statements disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2021, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp Financial Performance Appendix 4 presentation contents our footprint 5 Commercial C&I, O-CRE, ABL, Equipment Finance, Treasury, Bannockburn Global Forex Retail Banking Consumer, Small Business Mortgage Banking NASDAQ: FFBC Headquarters: Cincinnati, Ohio Founded: 1863 Banking Centers: 135 Employees: 2,050 Market Cap (03/31/22): $2.2B Dividend Yield (03/31/22): 4.0% TCE Ratio: 6.95% Wealth Management / Affluent Banking Investment Commercial Real Estate Commercial Finance Oak Street Funding / Franchise Summit Funding Group Lines of Business 1.20% Adj. PTPP ROAA(1) $16.0B in assets $9.2B/$12.8B loans / deposits $4.9B wealth management 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

key investment highlights Proven & sustainable business model spanning 150+ years • Well managed through past credit cycles • Conservative operating philosophy • Consistent profitability – 126 consecutive quarters Premier Midwest franchise with top quartile performance High quality balance sheet & robust capital position (10.87% CET1 / 6.95% TCE) Prudent risk management & credit culture with strong asset quality Increased scale to continue investments in technology Track record of well-executed acquisitions with a well-defined M&A strategy Experienced and proven management team 6 complementary market centric strategies Loans $2.7B / Deposits $3.4B Loans $1.5B / Deposits $5.2B Loans $3.9B / Deposits $4.0B 7 Note: Headquarters loan and deposit balances include special assets, loan marks, and other out of market and corporately held balances. Loan balances exclude PPP balances. Loans $1.2B / Deposits $0.2B

The number of Trust & Investments and RPS relationships are updated as of 9/30/21. All other data as of 03/31/22.8 diversified lines of business revenue growth strategies

LOB | Go-to-Market

Product & Pricing

- Regional pricing strategy
- Treasury Management product investments
- Investments in Product Management

Talent Expansion

- Up-Market Commercial talent acquisition
- Added Chief Digital Officer; building out team
- Added Enterprise Product Executive
- Added Client Experience Executive

Client Experience

- Improved Cash Management Platform
- Improved Online Banking Product
- Blend – Mortgage Origination
- nCino – Commercial loan origination and online account opening

Distribution

Defined Models

- Community
- Metro
- Headquarters
- National
- Digital

Capacity Plans

- Increased physical distribution network
- Closed 62 locations in last 4 years
- Aligned sales teams to distribution models

Expanded Capabilities

- Acquired Bannockburn enabling us to provide foreign exchange services
- Rollout of "in-house" derivatives desk capabilities
- Investment in Wealth Mgmt.:
  - Business succession
  - Fixed income strategies
  - Alternative investments
  - Improved digital platform
- Acquired Summit providing significant improvement to lease product offering

Technology

Enterprise Data Management

- Investment in data warehouse
- Enabling data as a strategic asset
- Connection into CRM platform

Enterprise CRM

- Company-wide implementation of SFDC
- Marketing automation and sales enablement programdevelopment
- Sales Management
- Operational Integration

Digital Transformation

- Roadmap Creation
- Increased Resource Allocation
- Enhanced Client Experience

Talent

Staffing Model

- Defined new company FTE targets
- Larger salesforce intargeted Lines of Business

Culture

- Diversity and inclusion is a strategic priority
- Refreshed Corporate Strategic Intent
- Attraction/recruitment engagement and retention programs

first financial bancorp

9

EQUAL OPPORTUNITY LENDER | EQUAL HOUSING LENDER | FDIC

10 digital + technology investments enabling simple, consistent & seamless customer experience across channels & making it easy for associates to provide best-in-class customer service. “

11 bank transformation All dollars shown in millions Tech Spend consists of data processing, communications, software / equipment depreciation & departmental expenses (primarily salaries & benefits) for the Technology, Digital & Info Security teams. Tech Spend / Total Expense $61.7 $59.0 $55.5 $48.6 $40.8 $31.5 15.1%15.1%14.9%14.8% 14.1% 13.6% YTD 2022 (Annualized)20212020201920182017 Tech Spend % of Total Expense

• engagement • digital engagement across core customers increased 7.7% vs. Q1 2021 • consumer online banking logins increased 9.9% vs. Q1 2021 • self service • consumer remote deposit volume increased 4.4% vs. Q1 2021 • consumer online banking transaction volume increased 9.6% vs. Q1 2021 • customer satisfaction • Q1 2022 consumer mobile app rating: 4.46 1 12 digital + technology highlights 1 – Composite rating 2 – Represents core customers active in online / mobile banking over the past 30 days of the quarter. Digital Engagement2 51.1% 51.5% 52.4% 54.3% 56.3% 56.7% 57.3% 58.4% Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 % of Core Customers Digitally Engaged

About First Financial Bancorp Financial Performance Appendix 13 presentation contents

1Q 2022 results 126th Consecutive Quarter of Profitability 14 • EOP assets decreased $320.0 million compared to the linked quarter to $16.0 billion • EOP loans decreased $46.7 million compared to the linked quarter to $9.2 billion • Average deposits decreased $101.3 million compared to the linked quarter to $12.8 billion • EOP investment securities decreased $244.2 million compared to the linked quarter Balance Sheet Profitability Asset Quality Income Statement Capital • Noninterest income - $41.3 million; $41.5 million as adjusted1 • Noninterest expense - $102.8 million; $100.0 million as adjusted1 • Efficiency ratio – 69.6%. Adjusted1 efficiency ratio – 67.7% • Effective tax rate of 18.5%. Adjusted1 effective tax rate of 18.8% • Net interest income - $106.3 million • Net interest margin of 3.12% on a GAAP basis; 3.17% on a fully tax equivalent basis1 • Net income - $41.3 million or $0.44 per diluted share. Adjusted1 net income - $43.6 million or $0.46 per diluted share • Return on average assets - 1.03%. Adjusted1 return on average assets - 1.09% • Return on average shareholders’ equity – 7.53%. Adjusted1 return on average shareholders’ equity – 7.94% • Return on average tangible common equity - 14.93%1. Adjusted1 return on average tangible common equity – 15.75% • Provision recapture - $5.8 million • Net charge-offs - $2.3 million. NCOs / Avg. Loans - 0.10% annualized • Classified Assets / Total Assets - 0.67% • ACL / Total loans - 1.34% • Total capital ratio – 13.97% • Tier 1 common equity ratio - 10.87% • Tangible common equity ratio – 6.95% • Tangible book value per share - $10.97 • Repurchased no shares during the quarter 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

1Q 2022 highlights • Quarterly earnings driven by net interest margin, lower credit costs and diligent expense management • Adjusted1 earnings per share - $0.46 • Adjusted1 return on assets - 1.09% • Adjusted1 pre-tax, pre-provision return on assets - 1.20% • Adjusted1 return on average tangible common equity – 15.75% • End of period loan balances declined primarily due to PPP payoffs/forgiveness; • EOP loan balances decreased $46.7 million compared to the linked quarter; PPP loan balances decreased $34.4 million • Average deposit balances decreased $101.3 million, driven by $167.0 million decline in brokered CD’s • Average transactional deposit balances grew $96.3 million compared to the linked quarter • Average noninterest bearing deposits were 32.5% of total deposits • Net interest margin (FTE) slightly higher than anticipated • 6 bp decrease from fourth quarter driven by decline in PPP forgiveness and other loan fees • 12 basis point increase in basic net interest margin • Adjusted1 noninterest income of $41.5 million • Mortgage banking revenue of $3.9 million, a decrease of $2.6 million, or 40.4%, compared to linked quarter due to rising rates • Foreign exchange income of $10.2 million, a decrease of $2.7 million, or 20.7%, from record linked quarter • Wealth management fees of $6.1 million remained strong; relatively unchanged compared to the linked quarter • Other noninterest income of $3.5 million, a decrease of $2.0 million, or 36.6%, compared to the linked quarter • Leasing business revenue of $6.1 million during the quarter 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 2The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. 15

1Q 2022 highlights • Noninterest expenses in line with expectations • Adjusted1 noninterest expense of $100.0 million; Adjusted1 for $0.3 million in Summit acquisition costs and $2.5 million of other costs such as branch consolidation and severance expenses • $8.6 million of Summit expenses during the quarter, including intangible amortization • Higher healthcare costs and elevated payroll taxes during quarter offset impact of lower incentive compensation • Efficiency ratio of 69.6%; 67.7% as adjusted1 • Allowance for credit loss (ACL) and provision expense declined compared to linked quarter • Loans and leases - ACL of $124.1 million; 1.34% of total loans; $5.6 million provision recapture • Unfunded Commitments - ACL of $13.2 million; $0.2 million provision recapture • Provision recapture driven by stable credit quality • Classified assets flat during the quarter • Nonperforming assets declined $6.5 million, or 10.9% from linked quarter • Regulatory capital ratios in excess of internal targets • Total capital ratio of 13.97% • Tier 1 common equity of 10.87%; 3 basis point increase from linked quarter • Tangible book value decreased by $1.29 to $10.97 due to decline in AOCI • Tangible common equity of 6.95%; 32 bp increase from linked quarter excluding $142.0 million decline in AOCI • No shares repurchased in first quarter 16 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 2The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. .

adjusted net income[1]

The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance.

	1Q 2022			4Q 2021		
	As Reported	Adjusted [1]		As Reported	Adjusted [1]	
Net interest income	$ 106,346	$ 106,346		$ 110,806	$ 110,806	
Provision for credit losses-loans and leases	$ (5,589)	$ (5,589)		$ (9,525)	$ (9,525)	
Provision for credit losses-unfunded commitments	$ (226)	$ (226)		$ 1,799	$ 1,799	
Noninterest income	$ 41,293	$ 41,293		$ 45,660	$ 45,660	
less: gains (losses) on investment securities	-	(196)	A	-	306	A
Total noninterest income	$ 41,293	$ 41,489		$ 45,660	$ 45,354	
Noninterest expense	$ 102,805	$ 102,805		$ 109,605	$ 109,605	
less: tax credit investment	-	104	A	-	6,120	A
less: legal settlement	-	-	A	-	3,456	A
less: Summit acquistion costs	-	323	A	-	4,095	A
less: other	-	2,354	A	-	1,870	A
Total noninterest expense	$ 102,805	$ 100,024		$ 109,605	$ 94,064	
Income before income taxes	$ 50,649	$ 53,626		$ 54,587	$ 69,822	
Income tax expense	$ 9,348	$ 9,348		$ 7,642	$ 7,642	
plus: after-tax impact of tax credit investment @ 21%	-	83		-	4,835	
plus: tax effect of adjustments (A) @ 21% statutory rate	-	625		-	3,199	
Total income tax expense	$ 9,348	$ 10,056		$ 7,642	$ 15,676	
Net income	$ 41,301	$ 43,570		$ 46,945	$ 54,146	
Net earnings per share - diluted	$ 0.44	$ 0.46		$ 0.50	$ 0.58	
Pre-tax, pre-provision return on average assets	1.12%	1.20%		1.16%	1.54%	

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

All dollars shown in thousands, except per share amounts

FIRST
first financial bancorp

17

EQUAL OPPORTUNITY LENDER · EQUAL HOUSING LENDER · FDIC

profitability 18 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Efficiency Ratio $0.44$0.50 $0.63 $0.52$0.48 $0.46 $0.58 $0.63 $0.58 $0.50 1Q224Q213Q212Q211Q21 Diluted EPS Adjusted EPS 1 1.03%1.16% 1.49% 1.26%1.20% 1.09% 1.34% 1.49% 1.39% 1.24% 1Q224Q213Q212Q211Q21 ROA Adjusted ROA1 14.93%15.11% 19.03% 16.31%15.24% 15.75% 17.43% 19.00% 18.03% 15.80% 1Q224Q213Q212Q211Q21 ROATCE Adjusted ROATCE1 60.0% 63.5% 63.5% 70.1% 69.6% 58.4% 58.4% 60.1% 60.2% 67.7% 1Q21 2Q21 3Q21 4Q21 1Q22 Efficiency Ratio Adjusted Efficiency Ratio1

net interest income & margin 19 Net Interest Margin (FTE) 1Q22 NIM (FTE) Progression Net Interest Income All dollars shown in millions 4Q21 3.23% PPP loan fees -0.11% Other loan fees -0.08% Asset yields/mix 0.11% Deposit/funding costs/mix -0.01% Day count 0.03% 1Q22 3.17% $3.7 $6.5$3.9$3.4$3.2 $2.2$2.3 $3.0$3.5 $3.4 $1.7 $5.6$9.3$9.2$10.0 $106.3 $110.8 $113.4$114.0$113.9 1Q224Q213Q212Q211Q21 Loan Fees Loan Accretion PPP Interest/Fees 2.94% 2.82%2.87%2.89% 2.96% 0.11% 0.18%0.11%0.10% 0.09% 0.07% 0.07%0.09%0.10% 0.10% 0.05%0.16% 0.25%0.22% 0.25% 3.17% 3.23% 3.32%3.31% 3.40% 1Q224Q213Q212Q211Q21 Basic Margin (FTE) Loan Fees Loan Accretion PPP Fees

20 1NII – Year 1 impact, represents percentage change for immediate parallel changes in rates. 2Reflects percentage of loans classified as variable rate and repricing in ≤ 1yr, variable rate and repricing in ≤ 1yr at its floor, hybrid variable rate repricing in > 1yr, or fixed rate, including loans held for sale. 3Schedule reflects remaining maturity or repricing frequency for all fixed rate loans or hybrid variable rate loans repricing in > 1yr, including loans held for sale. asset sensitive balance sheet positioning Net Interest Income Sensitivity 1 Loans - Variable Exposure2 Fixed/Hybrid Years to Maturity/Repricing3 12% 8% 13% 67% ≤1 yr 1-2 yrs 2-3 yrs > 3 yrs -6.9% 9.8% 19.4% -100 bps +100 bps +200 bps Variable ≤ 1yr 58% Variable ≤ 1yr - At floor 7% Hybrid > 1yr 8% Fixed 27%

liquid balance sheet presents opportunity 21 1Historical data adjusted for the merger with MainSource Financial Group, Inc. using the sum of the individual components. Historical Deposit and Loan Betas1 Total Deposit Beta Loan Beta Excess Liquidity Provides Significant Tailwind 24% 31% 3Q15-2Q19 Fed Cycle (+225bps) 3Q19-4Q21 Fed Cycle (-225bps) 53.1% 72.0% 3Q15-2Q19 Fed Cycle (+225bps) 3Q19-4Q21 Fed Cycle (-225bps) 22% 22% 25% 26% 28% 29% 30% 29% 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Cash + Securities / Assets 87% 88% 81% 79% 76% 74% 72% 72% 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Loans / Deposits Ratio

diverse and growing fee revenues 22 Noninterest Income 1Q22 Highlights All dollars shown in thousands • Total fee income 28.0% of net revenue • Foreign exchange income of $10.2 million; decreased $2.7 million, or 20.7%, from linked quarter • Trust and wealth management fees of $6.1 million remained flat from linked quarter • Deposit service charge income of $7.7 million; decreased $0.9 million, or 10.6%, from the linked quarter • Mortgage banking income of $3.9 million; decreased $2.6 million, or 40.4%, from the linked quarter • Client derivative income of $0.8 million; decreased $1.5 million, or 65.3% from the linked quarter • Other noninterest income of $3.3 million; decreased $2.5 million, or 43.4%, from the linked quarter Service Charges $7,729 19% Wealth Mgmt $6,060 15% Bankcard income $3,337 8% Client derivative fees $799 2% Foreign exchange income $10,151 24% Leasing business income $6,076 15% Mortgage origination income $3,872 9% Other $3,269 8% Total $41.3 million well managed expenses 23 Noninterest Expense 1Q22 Highlights All dollars shown in thousands • $8.6 million of Summit expenses, including intangible amortization • Core expenses in line with expectations as higher healthcare costs and seasonal increase in payroll taxes offset lower incentive compensation • Adjustments include: • $0.3 million of acquisition related costs • $2.5 million of other costs not expected to recur such as branch consolidation and severance costs Salaries and benefits $63,947 62% Occupancy and equipment $9,313 9% Data processing $8,264 8% Professional services $2,159 2% Intangible amortization $2,914 3% Leasing business expense $3,869 4% Other $12,339 12% Total $102.8 million average balance sheet 24 Average Loans Average Securities Average Deposits All dollars shown in millions 1 Includes loans fees and loan accretion $9,267$9,283$9,503$9,832$9,952 3.82% 3.96% 4.03%3.98%4.03% 1Q224Q213Q212Q211Q21 Gross Loans Loan Yield (Gross)1 $12,784$12,885$12,667$12,711$12,372 0.08%0.10%0.10%0.12%0.14% 1Q224Q213Q212Q211Q21 Total Deposits Cost of Deposits $4,308$4,344$4,189$4,130$3,783 2.50%2.29%2.31%2.37%2.54% 1Q224Q213Q212Q211Q21 Average Investment Securities Investment Securities Yield

attractive deposit portfolio 25 Deposit Product Mix (Avg) 1Q22 Average Deposit Progression All dollars shown in millions Total growth/(decline): ($101.3) million $73.7 $7.7 $48.2 -$42.4 -$33.2 -$167.0 $11.7 Interest-bearing demand Noninterest-bearing Savings Money Markets Retail CDs Brokered CDs Public Funds Interest-bearing demand $1,882 15% Noninterest- bearing $3,953 31% Savings $1,343 10% Money Markets $2,329 18% Retail CDs $941 7% Brokered CDs $215 2% Public Funds $2,121 17% Total $12.8 billion loan portfolio 26 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) 1 Net of unearned fees of $1.0 million All dollars shown in millions Total growth/(decline): ($46.7 million) ICRE $3,792 41% Commercial & Small Business Banking $2,684 29% Consumer $864 9% Mortgage $986 11% Oak Street $555 6% Franchise $284 3% Summit $56 1% PPP $21 0% Total $9.2 Billion 1 -$66.2 $16.6 $16.1 $16.5 $27.2 -$36.3 $13.8 -$34.4 ICRE Commercial & Small Business Banking Consumer Mortgage Oak Street Franchise Summit PPP

loan concentrations 27 C&I Loans by Industry CRE Loans by Collateral 1 Industry types included in Other representing greater than 1% of total C&I loans include Public Administration, Other Services, Agriculture, Waste Management, and Arts & Recreation. Includes owner-occupied CRE. 2 Collateral types included in Other representing greater than 1% of total CRE loans include Manufacturing Facility, Residential 1-4 Family, Residential Multi-Family 5+ Construction, Farmland, Real Estate IUB Other, Recreation Facility, Church, and Student Housing. Finance & Insurance 21% Manufacturing 15% Real Estate 15% Accommodation & Food Services 8% Health Care 7% Construction 6% Professional & Tech 6% Transportation & Warehousing 4% Wholesale Trade 4% Retail Trade 3% Other 11% C&I Loans: $2.9 billion Residential, Multi Family 5+ 19% Retail 18% Office 14% Hotel/Motel 8% Nursing/Assisted Living 6% Industrial Facility 5% Warehouse 4% Restaurant 3% Medical Office 3% Other 20% CRE Loans: $4.3 billion current expected credit losses - loans and leases

ACL / Total Loans



1.71%
1.68%
1.59%
1.42%
1.34%
$169.9
$159.6
$148.9
$132.0
$124.1
1Q21
2Q21
3Q21
4Q21
1Q22
Allowance for Credit Losses
ACL / Total Loans

All dollars shown in millions

1Q22 Highlights

- $137.3 million combined ACL; $5.8 million combined provision recapture
- $124.1 million ACL – loans and leases, or 1.34% of loan balances; $5.6 million of provision recapture; driven by strong credit quality
- Utilized March Moody's baseline forecast in quantitative model
- $13.2 million ACL – unfunded commitments; $0.2 million provision recapture for this portion of the ACL

ACL by Loan Type

	1Q21	2Q21	3Q21	4Q21	1Q22
Loans					
Commercial and industrial	$ 45,139	$ 46,797	$ 43,534	$ 44,052	$ 37,783
Lease financing	1,015	1,457	1,083	1,633	2,093
Real estate -construction	22,734	20,359	15,390	11,874	11,410
Real estate - commercial	78,669	70,305	68,594	53,420	51,512
Real estate - residential	7,748	6,879	6,480	6,225	6,152
Home equity	10,760	9,684	9,538	9,643	9,676
Installment	1,235	1,211	1,177	1,097	1,075
Credit card	2,623	2,898	3,107	4,048	4,429
ACL-loan and lease losses	$ 169,923	$ 159,590	$ 148,903	$ 131,992	$ 124,130
ACL-unfunded commitments	$ 13,040	$ 13,558	$ 11,607	$ 13,406	$ 13,179

All dollars shown in thousands

first financial bancorp

28

EQUAL OPPORTUNITY LENDER FDIC

asset quality 29 Nonperforming Assets / Total AssetsClassified Assets / Total Assets Net Charge Offs & Provision Expense1 . 1 Provision includes both loans & leases and unfunded commitments All dollars shown in millions $106.8$104.8 $165.5 $182.5$196.8 0.67%0.64% 1.04% 1.14%1.22% 1Q224Q213Q212Q211Q21 Classified Assets Classified Assets / Total Assets $53.6$60.1 $77.8 $98.8$97.7 0.33%0.37%0.49%0.62%0.60% 1Q224Q213Q212Q211Q21 NPAs NPAs / Total Assets $9.2 $5.6 $2.5 $7.4 $2.3 $4.0 -$4.2 -$10.1 -$7.7 -$5.8 0.10% 0.32% 0.10% 0.23% 0.38% 1Q21 2Q21 3Q21 4Q21 1Q22 NCOs Provision Expense NCOs / Average Loans

30 Investment Portfolio Composition Investment Portfolio Quality Total: $4.2B Duration: 4.2 Yrs Liquidity Sources • In addition to deposits, First Financial has approximately $7.9 billion of readily available funding sources to meet customer needs through the following sources: • Fed funds • FHLB funding • Brokered CDs • Highly liquid securities • Fed discount window • First Financial has the following sources of liquidity at the holding company: • $51.1 million in cash as of March 31, 2022 • $143.6 million dividend capacity from First Financial Bank without prior regulatory approval investment portfolio and liquidity Agency 38% AAA 16% A 6% AA 5% AA- 4% Treasury 3% AA+ 2% Regulatory Stock 2% BBB 2% Other 22% Municipal bond securities 25% Commercial MBSs 19% Asset-backed securities 17% Agency pass- through securities 15% Agency CMOs 8% Non-Agency CMOs 7% Corporate securities 4% Debt obligations of U.S. Gov't Agency 2% Regulatory stock 2% Non-Agency pass-through securities 1%

capital 31 Tier 1 Common Equity Ratio Total Capital Ratio Tangible Common Equity Ratio 3/31 Risk Weighted Assets = $11,704,681 All capital numbers are considered preliminary. 1Decline in 1Q22 due to $142.0 million decline in AOCI Tier 1 Capital Ratio 6.95%1 7.58% 8.21%8.37%8.22% 1Q224Q213Q212Q211Q21 Tangible Common Equity Ratio 10.87%10.84% 11.54%11.78%11.81% 7.00% 1Q224Q213Q212Q211Q21 Tier 1 Common Equity Ratio Basel III minimum 13.97%14.10% 14.97%15.31%15.41% 10.50% 1Q224Q213Q212Q211Q21 Total Capital Ratio Basel III minimum 11.24%11.22% 11.92%12.16%12.19% 8.50% 1Q224Q213Q212Q211Q21 Tier 1 Capital Ratio Basel III minimum capital strategy 32 Strategy & Deployment Tangible Book Value Per Share • 4.0% annualized dividend yield • 52.3% of 1Q22 earnings returned to shareholders through common dividend • Most recent internal stress testing indicates capital ratios above regulatory minimums in all modeled scenarios • Common dividend expected to remain unchanged in near-term • No shares repurchased in 1Q22; no plans to repurchase shares in near- term• Decline in TBV per share driven by Summit acquisition and 1Q22 decline in AOCI $10.97 $12.26 $13.09 $13.08 $12.78 1Q224Q213Q212Q211Q21 Tangible Book Value per Share

outlook commentary1 • Loan balances expected to grow low-mid single digits in near term, excluding PPP and Summit • Securities balances expected to remain flat over the near-term • Deposit balances expected to be stable over near-term 33 • Expected to be $100-102 million • Will fluctuate with fee incomeNoninterest Expense Net Interest Margin Balance Sheet Credit • Continued improvement expected in credit quality trends • Provision recapture expected in the near term, but less than in recent quarters • Allowance for credit losses expected to decline as a percentage of loans • Uncertainty regarding supply chain, pandemic and inflation Noninterest Income • Total fee income expected to be $47-49 million • Mortgage banking at risk from rising rate environment • Declining overdraft fees due to program changes 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. • Expected to improve with anticipated interest rate increases • Asset sensitive position advantageous with rising rates Capital • Maintain dividend at current levels Summit • Unchanged outlook; negligible impact on 2022 EPS • Near-term financial impact negatively affected by intangible amortization • $400 million of annual originations, growing at double-digits

About First Financial Bancorp Financial Performance Appendix 34 presentation contents appendix: our markets 35 • Greater Cincinnati/Dayton • Loans $4.3 billion • Deposits $5.2 billion • Deposit Market Share T-4 (3.0%) • Banking Centers 52 • Fortune 500 Companies 8 • Indianapolis • Loans $0.9 billion • Deposits $0.9 billion • Deposit Market Share #14 (1.3%) • Banking Centers 10 • Fortune 500 Companies 2 • Columbus, OH • Loans $1.1 billion • Deposits $0.6 billion • Deposit Market Share #15 (0.6%) • Banking Centers 5 • Fortune 500 Companies 5 • National • Loans $1.2 billion • Deposits $0.2 billion • Louisville • Loans $0.3 billion • Deposits $0.7 billion • Deposit Market Share #13 (1.4%) • Banking Centers 7 • Fortune 500 Companies 3 • Community Markets • Loans $1.5 billion • Deposits $5.2 billion • Banking Centers 61 All numbers as of 03/31/2022 except deposit market share which is as of 6/30/2021. Greater Cincinnati/Dayton and deposit balances include special assets, loan marks, and other out of market and corporately held balances. Loan balances exclude PPP balances.

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 36 appendix: non-GAAP measures appendix: non-GAAP to GAAP reconciliation 37 All dollars shown in thousands Net interest income and net interest margin - fully tax equivalent Mar. 31, Dec. 31, Sep. 30, June 30, Mar. 31, 2022 2021 2021 2021 2021 Net interest income 106,346$ 110,806$ 113,410$ 114,026$ 113,876$ Tax equivalent adjustment 1,467 1,386 1,434 1,619 1,652 Net interest income - tax equivalent 107,813$ 112,192$ 114,844$ 115,645$ 115,528$ Average earning assets 13,809,520$ 13,793,644$ 13,724,403$ 14,007,765$ 13,781,760$ Net interest margin 1 3.12% 3.19% 3.28% 3.27% 3.35 % Net interest margin (fully tax equivalent) 1 3.17% 3.23% 3.32% 3.31% 3.40 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended, Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	June 30, 2021	Mar. 31, 2021
Net income (a)	$ 41,301	$ 46,945	$ 60,012	$ 50,888	$ 47,315
Average total shareholders' equity	2,225,495	2,241,820	2,261,293	2,263,687	2,272,749
Less:					
Goodwill	(1,000,238)	(938,453)	(937,771)	(937,771)	(937,771)
Other intangibles	(87,602)	(56,120)	(58,314)	(60,929)	(63,529)
MSR's	(15,431)	(14,886)	(14,215)	(13,310)	(12,749)
Average tangible equity (b)	1,122,224	1,232,361	1,250,993	1,251,677	1,258,700
Total shareholders' equity	2,137,445	2,258,942	2,236,170	2,269,507	2,258,942
Less:					
Goodwill	(999,959)	(1,000,749)	(937,771)	(937,771)	(937,771)
Other intangibles	(85,891)	(88,898)	(56,811)	(59,391)	(61,984)
MSR's	(15,782)	(15,469)	(14,852)	(14,142)	(13,156)
Ending tangible equity (c)	1,035,813	1,153,826	1,226,736	1,258,203	1,246,031
Total assets	16,009,150	16,329,141	15,956,593	16,037,919	16,175,071
Less:					
Goodwill	(999,959)	(1,000,749)	(937,771)	(937,771)	(937,771)
Other intangibles	(85,891)	(88,898)	(56,811)	(59,391)	(61,984)
MSR's	(15,782)	(15,469)	(14,852)	(14,142)	(13,156)
Ending tangible assets (d)	14,907,518	15,224,025	14,947,159	15,026,615	15,162,160
Risk-weighted assets (e)	11,704,681	11,645,666	11,399,782	11,318,590	11,304,012
Total average assets	16,184,919	16,036,417	15,995,808	16,215,469	16,042,654
Less:					
Goodwill	(1,000,238)	(938,453)	(937,771)	(937,771)	(937,771)
Other intangibles	(87,602)	(56,120)	(58,314)	(60,929)	(63,529)
MSR's	(15,431)	(14,886)	(14,215)	(13,310)	(12,749)
Average tangible assets (f)	$ 15,081,648	$ 15,026,958	$ 14,985,508	$ 15,203,459	$ 15,028,605
Ending shares outstanding (g)	94,451,496	94,149,240	93,742,797	96,199,509	97,517,693
Ratios					
Return on average tangible shareholders' equity (a)/(b)	14.93%	15.11%	19.03%	16.31%	15.24%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(d)	6.95%	7.58%	8.21%	8.37%	8.22%
Risk-weighted assets (c)/(e)	8.85%	9.91%	10.76%	11.12%	11.02%
Average tangible equity as a percent of average tangible assets (b)/(f)	7.44%	8.20%	8.35%	8.23%	8.38%
Tangible book value per share (c)/(g)	$ 10.97	$ 12.26	$ 13.09	$ 13.08	$ 12.78

FIRST

first financial bancorp

All dollars shown in thousands

38

EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	1Q22 As Reported	1Q22 Adjusted	4Q21 As Reported	4Q21 Adjusted	3Q21 As Reported	3Q21 Adjusted	2Q21 As Reported	2Q21 Adjusted	1Q21 As Reported	1Q21 Adjusted
Net interest income (f)	$ 106,346	$ 106,346	$ 110,806	$ 110,806	$ 113,410	$ 113,410	$ 114,026	$ 114,026	$ 113,876	$ 113,876
Provision for credit losses-loans and leases (j)	(5,589)	(5,589)	(9,525)	(9,525)	(8,193)	(8,193)	(4,756)	(4,756)	3,450	3,450
Provision for credit losses-unfunded commitments (j)	(226)	(226)	1,799	1,799	(1,951)	(1,951)	517	517	538	538
Noninterest income	41,293	41,293	45,660	45,660	42,537	42,537	42,987	42,987	40,322	40,322
less: gains (losses) on sale of investment securities		(196)		306		(205)		(104)		(54)
less: other		-		-		500		-		193
Total noninterest income (g)	41,293	41,489	45,660	45,354	42,537	42,242	42,987	43,091	40,322	40,183
Noninterest expense	102,805	102,805	109,605	109,605	99,058	99,058	99,643	99,643	92,506	92,506
less: severance and merger-related expenses		-		-		-		98		1,261
less: tax credit investments		104		6,120		5,309		1,156		208
less: legal settlement		-		3,456		-		3,825		-
less: Summit acquisition costs		323		4,095		-		-		-
less: COVID-19 and other		2,354		1,870		181		2,772		1,054
Total noninterest expense (e)	102,805	100,024	109,605	94,064	99,058	93,568	99,643	91,792	92,506	89,983
Income before income taxes (i)	50,649	53,626	54,587	69,822	67,033	72,228	61,609	69,564	57,704	60,088
Income tax expense	9,348	9,348	7,642	7,642	7,021	7,021	10,721	10,721	10,389	10,389
plus: tax effect of adjustments		83		4,835		4,194		913		501
plus: after-tax impact of tax credit investments @ 21%		625		3,199		1,091		1,671		164
Total income tax expense (h)	9,348	10,056	7,642	15,676	7,021	12,306	10,721	13,305	10,389	11,054
Net income (a)	$ 41,301	$ 43,570	$ 46,945	$ 54,146	$ 60,012	$ 59,922	$ 50,888	$ 56,259	$ 47,315	$ 49,034
Average diluted shares (b)	94,264	94,264	93,762	93,762	95,144	95,144	97,010	97,010	97,728	97,728
Average assets (c)	16,184,919	16,184,919	16,036,417	16,036,417	15,995,808	15,995,808	16,215,469	16,215,469	16,042,654	16,042,654
Average shareholders' equity	2,225,495	2,225,495	2,241,820	2,241,820	2,261,293	2,261,293	2,263,687	2,263,687	2,272,749	2,272,749
Less:										
Goodwill and other intangibles	(1,103,271)	(1,103,271)	(1,009,459)	(1,009,459)	(1,010,300)	(1,010,300)	(1,012,010)	(1,012,010)	(1,014,049)	(1,014,049)
Average tangible equity (d)	1,122,224	1,122,224	1,232,361	1,232,361	1,250,993	1,250,993	1,251,677	1,251,677	1,258,700	1,258,700
Ratios										
Net earnings per share - diluted (a)/(b)	$ 0.44	$ 0.46	$ 0.50	$ 0.58	$ 0.63	$ 0.63	$ 0.52	$ 0.58	$ 0.48	$ 0.50
Return on average assets - (a)/(c)	1.03%	1.09%	1.16%	1.34%	1.49%	1.49%	1.26%	1.39%	1.20%	1.24%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.12%	1.20%	1.16%	1.54%	1.41%	1.54%	1.42%	1.62%	1.56%	1.62%
Return on average tangible shareholders' equity - (a)/(d)	14.93%	15.75%	15.11%	17.43%	19.03%	19.00%	16.31%	18.03%	15.24%	15.80%
Efficiency ratio - (e)/((f)+(g))	69.6%	67.7%	70.1%	60.2%	63.5%	60.1%	63.5%	58.4%	60.0%	58.4%
Effective tax rate - (h)/(i)	18.5%	18.8%	14.0%	22.5%	10.5%	17.0%	17.4%	19.1%	18.0%	18.4%

FIRST
first financial bancorp
39
EQUAL OPPORTUNITY LENDER
FDIC

40 First Financial Bancorp First Financial Center 255 East Fifth Street Cincinnati, OH 45202